Exhibit 23

THE RYLAND GROUP, INC. RETIREMENT SAVINGS OPPORTUNITY PLAN

EXHIBIT 23: CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-32431) pertaining to the Retirement Savings Opportunity Plan of The Ryland Group, Inc. of our report dated June 21, 2007, with respect to the financial statements and schedule of The Ryland Group, Inc. Retirement Savings Opportunity Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

/s/ERNST & YOUNG LLP
Los Angeles, California
June 21, 2007